UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  July 23, 2004
                Date of Report (Date of earliest event reported)

                                FIRST BANKS, INC.
             (Exact name of registrant as specified in its charter)


          MISSOURI                      0-20632                43-1175538
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
     of incorporation)                                     Identification No.)


                   135 North Meramec, Clayton, Missouri 63105
               (Address of principal executive offices) (Zip code)


                                 (314) 854-4600
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

                                FIRST BANKS, INC.

                                TABLE OF CONTENTS





                                                                            Page
                                                                            ----

ITEM 12.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION....................  1

SIGNATURES..................................................................  2

             ITEM 12 - RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On July 23, 2004, First Banks, Inc. issued a press release announcing its financial results for the three and six months ended June 30, 2004. A copy of the press release is attached as Exhibit 99.3.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    FIRST BANKS, INC.





Date:  July 23, 2004                By: /s/ Allen H. Blake
                                        ----------------------------------------
                                            Allen H. Blake
                                            President, Chief Executive Officer
                                            and Chief Financial Officer
                                            (Principal Executive Officer and
                                            Principal Financial and
                                            Accounting Officer)

                                                                    Exhibit 99.3
                                First Banks, Inc.
                               St. Louis, Missouri

Contact: Allen H. Blake                          Terrance M. McCarthy
         President and                           Senior Executive Vice President
         Chief Executive Officer                 and Chief Operating Officer
         First Banks, Inc.                       First Banks, Inc.
         (314) 592-5000                          (314) 592-5000

Traded:  NASDAQ
Symbol:  FBNKN - (First Preferred Capital Trust II, an affiliated trust of First
                 Banks, Inc.)
         FBNKM - (First Preferred Capital Trust  III,  an  affiliated  trust  of
                 First Banks, Inc.)

Traded:  NYSE
Symbol:  FBSPrA -(First Preferred Capital Trust IV, an affiliated trust of First
                 Banks, Inc.)

FOR IMMEDIATE RELEASE:

            First Banks, Inc. Announces Second Quarter 2004 Earnings

         St. Louis, Missouri, July 23, 2004. First Banks, Inc. ("First Banks" or the "Company") reported earnings of $26.0 million and $44.3 million for the three and six months ended June 30, 2004, compared to $14.7 million and $33.7 million for the comparable periods in 2003. Results for the second quarter reflect increased net interest income and noninterest income and a reduced provision for loan losses and noninterest expenses, partially offset by an increased provision for income taxes. Results for the first six months of 2004 over the comparable period in 2003 reflect increased net interest income and reduced provisions for loan losses and noninterest expenses, partially offset by a decline in noninterest income and an increased provision for income taxes. Net income for 2004 includes a gain of $2.7 million, before applicable income taxes, recorded in the first quarter relating to the sale of a residential and recreational development property that was foreclosed on in January 2003, and gains totaling $1.0 million, before applicable income taxes, recorded in February and April on the sale of two Midwest branch banking offices. Net income for 2003 includes a gain of $6.3 million, before applicable income taxes, recorded in the first quarter relating to the exchange of part of First Banks' investment in Allegiant Bancorp, Inc. ("Allegiant") for a 100% ownership interest in Bank of Ste. Genevieve, located in Ste. Genevieve, Missouri.

         Allen H. Blake, President and Chief Executive Officer of First Banks, said, "Our second quarter earnings of $26.0 million represent the second highest quarterly earnings we have ever achieved. We are pleased with these results, which reflect our continued efforts to reduce nonperforming assets, improve net interest income, grow noninterest income and manage noninterest expenses. Our overall asset quality levels have substantially improved during the second quarter, resulting in a $22.8 million reduction in nonperforming assets. In addition, we sold a majority of the leases in our commercial leasing portfolio in June 2004 to further reduce outstanding balances within this segment of our portfolio, consistent with our business strategy initiated in late 2002 to reduce our commercial leasing activities." Mr. Blake added, "We are nearing the final stages of our acquisition of Continental Mortgage Corporation - Delaware and its wholly-owned banking subsidiary, Continental Community Bank and Trust Company, located in Aurora, Illinois, and expect the transaction to close on July 30, 2004. We continue to focus on expanding our banking franchise, through internal growth, acquisitions and the opening of new branch offices. However, residual problems in our loan portfolio that primarily resulted from weak economic conditions in our markets remain a primary focus of management as we continue our ongoing efforts to further reduce our nonperforming asset levels and improve our overall financial performance."

         Net interest income reflected continued growth, increasing $4.6 million, or 6.47%, and $10.1 million, or 7.19%, for the three and six months ended June 30, 2004, respectively, compared to the comparable periods in 2003. Net interest margin increased to 4.56% for the three and six months of 2004, from 4.43% and 4.40% for the comparable periods in 2003. The Company's ability to maintain strong net interest income is partially attributable to the interest rate swap agreements that were entered into in conjunction with its interest rate risk management program to mitigate the effects of decreasing interest rates. The derivative financial instruments used to hedge interest rate risk contributed $15.4 million and $31.7 million to net interest income for the three and six months ended June 30, 2004, respectively, compared to $15.8 million and $30.8 million for the comparable periods in 2003. In addition, the Company reduced its subordinated debentures by $63.1 million during 2003, further contributing to the improvement in net interest income. However, prevailing low interest rates, generally weak loan demand and overall economic conditions continue to exert pressure on net interest income.

         Although the Company continues to experience the higher levels of problem loans, related charge-offs and past due loans that it experienced during 2003 related to economic conditions within its markets, First Banks achieved substantial improvement in nonperforming assets during the second quarter of 2004. Nonperforming assets were $67.4 million at June 30, 2004, reflecting a significant decline from $90.2 million at March 31, 2004, $86.5 million at
December 31, 2003 and $83.2 million at June 30, 2003. The decrease in nonperforming assets during the second quarter of 2004 is primarily attributable to two significant credit relationships: a $13.9 million decrease due to a $3.9 million charge-off on a commercial credit relationship in the southern California region and a subsequent $10.0 million cash payment received on the loan relationship as a result of an independent third party refinancing transaction that occurred following workout negotiations with the borrower; and a $7.3 million decrease resulting from the sale of a commercial credit relationship in the St. Louis region. The allowance for loan losses was $121.0 million at June 30, 2004, compared to $124.9 million at March 31, 2004, $116.5 million at December 31, 2003 and $107.8 million at June 30, 2003. The Company recorded provisions for loan losses of $3.0 million and $15.8 million for the three and six months ended June 30, 2004, respectively, compared to $10.0 million and $21.0 million for the comparable periods in 2003. The reduced provision for the second quarter of 2004 resulted from an overall improvement in asset quality and a reduction in nonperforming loans, primarily resulting from significant loan payoffs, including the two loans discussed above. Net loan charge-offs were $5.4 million and $10.8 for the three and six months ended June 30, 2004, respectively, compared to $10.8 million and $13.3 million for the comparable periods in 2003. On June 30, 2004, the Company completed the sale of a significant portion of its commercial leasing portfolio, thereby reducing its commercial leasing portfolio by $33.1 million to $9.6 million at June 30, 2004, with $3.2 million of the remaining balance classified as nonperforming loans. The Company established a $2.0 million liability at the time of sale associated with related recourse obligations for certain leases sold. While the Company believes it has been successful in addressing asset quality problems experienced during 2003 and into 2004, the Company continues to closely monitor its operations to address the ongoing challenges posed by the current economic environment, including reduced loan demand and lower prevailing interest rates. The Company expects nonperforming loans to remain at elevated levels throughout most of 2004 and considers this trend in its overall assessment of the adequacy of the allowance for loan losses.

         Noninterest income was $20.1 million and $40.7 million for the three and six months ended June 30, 2004, respectively, compared to $18.9 million and $44.5 million for the comparable periods in 2003. The decrease in noninterest income for the six months ended June 30, 2004 is attributable to a nonrecurring $6.3 million gain recorded in the first quarter of 2003 on the exchange of common stock of Allegiant, held by First Banks, for a 100% ownership interest in Bank of Ste. Genevieve. Excluding this transaction, the Company experienced increased noninterest income primarily related to increased service charges on deposit accounts and customer service fees, increased portfolio management fees, a $630,000 gain, net of expenses, on the sale of an Illinois banking office in April 2004, a $390,000 gain, net of expenses, on the sale of a Missouri banking office in February 2004, and a decrease in losses on the valuation or sale of certain assets, primarily related to the commercial leasing portfolio. This increase was partially offset by a decrease in loan servicing fees.

         Noninterest expenses were $55.4 million and $108.0 million for the three and six months ended June 30, 2004, respectively, compared to $57.5 million and $111.1 million for the comparable periods in 2003. The Company's efficiency ratio improved to 57.89% from 63.98%, respectively, for the second quarter of 2004 compared to the similar period in 2003. The decrease in noninterest expense for the three months ended June 30, 2004 reflects a $2.4 million decline associated with write-downs on commercial operating leases that were recorded during the second quarter of 2003, a decrease in occupancy and furniture and equipment expenses related to a $1.0 million lease termination obligation incurred in the second quarter of 2003 associated with the relocation of the Company's San Francisco-based loan administration department to southern California, and a $1.1 million decrease in expenses and losses, net of gains, on other real estate. This decrease was partially offset by a $3.2 million increase in salary and employee benefit costs associated with employing and retaining qualified personnel and additions to staff to enhance senior management expertise and expand product lines.

         At June 30, 2004, First Banks had consolidated assets of $7.32 billion and operated 147 offices in Missouri, Illinois, California and Texas.

                                     # # #

This release contains forward-looking statements that are subject to risks and uncertainties arising out of or affecting the Company's business, not all of which can be predicted or anticipated. These statements are based on information currently available to First Banks' management, and numerous factors might cause actual results to differ materially from those contemplated in the forward-looking statements. For additional information, see the discussions of forward-looking statements that appear in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of First Banks' most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.



                                FIRST BANKS, INC.
                                FINANCIAL SUMMARY
                      (in thousands, except per share data)
                                   (unaudited)


                             Selected Operating Data

                                                                Three Months Ended       Six Months Ended
                                                                     June 30,                June 30,
                                                               --------------------   ---------------------
                                                                2004          2003       2004        2003
                                                                ----          ----       ----        ----

   Interest income........................................... $  96,585      98,481     192,712     198,295
   Interest expense..........................................    20,979      27,468      42,453      58,119
                                                              ---------    --------   ---------   ---------
       Net interest income...................................    75,606      71,013     150,259     140,176
   Provision for loan losses.................................     3,000      10,000      15,750      21,000
                                                              ---------    --------   ---------   ---------
       Net interest income after provision for loan losses...    72,606      61,013     134,509     119,176
                                                              ---------    --------   ---------   ---------
   Noninterest income........................................    20,104      18,925      40,663      44,472
   Noninterest expense.......................................    55,405      57,545     108,007     111,132
                                                              ---------    --------   ---------   ---------
       Income before provision for income taxes..............    37,305      22,393      67,165      52,516
   Provision for income taxes................................    11,302       7,693      22,893      18,785
                                                              ---------    --------   ---------   ---------
       Net income............................................ $  26,003      14,700      44,272      33,731
                                                              =========    ========   =========   =========

   Basic earnings per common share........................... $1,093.42      615.70    1,857.23    1,411.74
                                                              =========    ========   =========   =========

   Diluted earnings per common share......................... $1,074.06      606.04    1,827.13    1,390.06
                                                              =========    ========   =========   =========


                             Selected Financial Data

                                                                            June 30,       December 31,
                                                                              2004             2003
                                                                              ----             ----

   Total assets.......................................................... $7,324,076        7,106,940
   Investment securities.................................................  1,261,585        1,049,714
   Loans, net of unearned discount.......................................  5,399,383        5,328,075
   Allowance for loan losses.............................................    120,966          116,451
   Deposits..............................................................  5,955,927        5,961,615
   Other borrowings......................................................    532,548          273,479
   Note payable..........................................................         --           17,000
   Subordinated debentures...............................................    206,795          209,320
   Stockholders' equity..................................................    555,948          549,815
   Nonperforming assets..................................................     67,435           86,494


                            Selected Financial Ratios

                                                              Three Months Ended         Six Months Ended
                                                                   June 30,                  June 30,
                                                              ------------------         ----------------
                                                               2004        2003            2004     2003
                                                               ----        ----            ----     ----

   Return on average assets.................................   1.43%       0.82%           1.22%    0.95%
   Return on average equity.................................  18.21       11.03           15.72    12.82
   Net interest margin......................................   4.56        4.43            4.56     4.40
   Efficiency ratio.........................................  57.89       63.98           56.57    60.19
